UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM 8-K


                              CURRENT REPORT
(Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934)



Date of Report (date of earliest event reported):  December 6, 1996




                   NATIONAL HEALTH & SAFETY CORPORATION
            (Exact name of issuer as specified in its charter)



             Utah                 0-24778        87-0505222
        (State or other      (Commission File (I.R.S. Employer
        jurisdiction of           Number)      Identification
       incorporation or                            Number)
         organization)



             730 Louis Drive, Warminster, Pennsylvania  18974
         (Address of Principal Executive Offices)      (Zip Code)



Registrant's Telephone Number, Including Area Code: (215)  442-0926











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Item 5.   Other Events

     National Health & Safety Corporation (the "Company") previously completed a private placement of its Convertible Debentures to a group of investors through a placement agent pursuant to the terms of Regulation S, promulgated under the Securities Act of 1933, as amended.

     Upon receipt of information provided to the Company related to certain perceived concerted market irregularities in the public trading market of the Company's outstanding common stock, which activities management believe may be related to the conversion terms of such private placement of Convertible Debentures under Regulation S, the Company has determined to immediately suspend all conversion of the Convertible Debentures.

     The Company has engaged independent special counsel to investigate the alleged irregularities. Upon the results of this investigation, the Company may amend this Form 8-K, as necessary, or take such other action as deemed appropriate.

                                SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                              National Health & Safety Corporation
                                         (Registrant)



Date:  December 6, 1996       By:   /s/   R. Dennis Bowers
                                          (Signature)
                                R. DENNIS BOWERS, President and
                                    Chief Executive Officer